UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2010

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 31, 2010, the Board of Directors (the "Board") of Juniper Networks (the "Company") elected David Schlotterbeck to serve as a Class III director. Pursuant to the terms of the Company’s 2006 Equity Incentive Plan, on August 31, 2010, Mr. Schlotterbeck was automatically granted an option to purchase 50,000 shares of the Company’s common stock. The exercise price of the option is the closing market price of the Company’s common stock on August 31, 2010. The option will vest and become exercisable as to 1/36th of the covered shares each month following the grant date, with the last 1/36th vesting on the day prior to the Company’s annual stockholder meeting in the third calendar year following the date of grant. Mr. Schlotterbeck will also be entitled to the standard non-employee director compensation arrangements as described in the Company’s 2010 proxy statement filed with the Securities and Exchange Commission on March 30, 2010. Mr. Schlotterbeck was also appointed to serve on the Board’s Audit Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) In connection with the appointment of Mr. Schlotterbeck, on August 31, 2010 the Board amended Section 3.2 of the Company’s Bylaws to increase the size of the Board from nine members to ten members. A copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.1

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

3.1 Amended and Restated Bylaws of Juniper Networks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

September 3, 2010	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Juniper Networks, Inc.